Exhibit 1.7

Province of British Columbia

FORM 19

(Section 348)

COMPANY ACT

SPECIAL RESOLUTION

Certificate of
Incorporation No.	210187

The following special resolution was passed by the undermentioned Company on the date stated:

Name of Company:	TERYL RESOURCES CORP.

Date resolution passed:	January 22, 2003

Special Resolution:

“BE IT RESOLVED that the name of the Company be changed from “Teryl Resources Corp.” to “Teryl Gold Corp.”

(Altered Memorandum attached)

CERTIFIED a true copy the 23rd day of January, 2003.

John Robertson, President and
Director

COMPANY ACT

FORM 1

ALTERED MEMORANDUM

(as altered by Special Resolution passed January 22, 2003)

I wish to be formed in to a company with limited liability under the British Columbia Company Act in pursuance of this Memorandum.

1.	The name of the Company is “TERYL GOLD INC.”

2.	The authorized capital of the Company consists of 105,000,000 shares divided into 100,000,000 common shares without par value and 5,000,000 preferred shares with a par value of $1.00 each.

There will be attached to the preferred shares the rights and restrictions as set forth in the Articles of the Company.